Exhibit 10.7

Summary Translation

Lease Agreement between Zhejiang Apeikesi Energy Co., Ltd and Tantech Energy Technology Co., Ltd

Party A: Tantech Energy Technology Co., Ltd

Party B: Zhejiang Apeikesi Energy Co., Ltd

In connection with the Sales Agreement (see GB 13.08), Zhejiang Apeikesi Energy Co., Ltd (“Apeikesi”) and Tantech Energy Technology Co., Ltd (“Tantech”) also signed a lease agreement (“Agreement”), pursuant to which, the Purchaser agrees to lease the existing production facility in Tantech for five years from December 1, 2017 to December 2, 2022. The rent for the first two years are free. The annual rent for the 3rd, 4th and 5th year is RMB 0.35 million, RMB 0.40 million and RMB 0.45 million, respectively.

This Agreement is based on the Purchase Agreement between Apeikesi and Tantech and will automatically terminate if the Purchase Agreement fails to be executed.

The Agreement is made in quadruplicate with all parties herein holding 2 copies each with the same legal effect.

A leased floor plan chart is attached thereto.

Tantech Energy Technology Co., Ltd

/s/ Corporate Chop

By: /s/ Zhengyu Wang

Name: Zhengyu Wang

Zhejiang Apeikesi Energy Co., Ltd

/s/ Corporate Chop

By: /s/ Zaihua Chen

Name: Zaihua Chen